Exhibit 99.1

FORM OF SAN JUAN FINANCIAL PROXY CARD

SAN JUAN FINANCIAL HOLDING COMPANY SPECIAL MEETING PROXY

The undersigned hereby appoints Richard Kneipp and Brian Brown, and each of them, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of the undersigned that the undersigned may be entitled to vote at the Special Meeting of Shareholders of SAN JUAN FINANCIAL HOLDING COMPANY (the “Company”), on April 27, 2007, and any and all adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

1. A proposal to approve and adopt the Agreement and Plan of Merger, dated as of December 18, 2006, by and between San Juan Financial Holding Company and Banner Corporation, as it may be amended from time to time.

	FOR	AGAINST	ABSTAIN
	☐	☐	☐

2.A proposal to adjourn or postpone the special meeting to a later date or dates, if necessary, to solicit additional proxies.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐

The Board of Directors recommends a vote “FOR” the listed propositions.

This Proxy confers authority to vote “FOR” the propositions listed above. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the attorneys and proxies designated above.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy may be revoked prior to its exercise. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Company at the Special Meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of the Notice of Special Meeting of Shareholders and a Proxy Statement dated March 28, 2007.

Please sign exactly as your name appears on the address label. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

Dated: ______________, 2007

______________________

________________________
Signature(s) of Stockholder(s)

______________________

________________________
Print name(s)

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS
PROXY PROMPTLY IN THE ENCLOSED POSTAGE
PREPAID ENVELOPE.